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                                                                  March 21, 2003




JPMorgan Bond Fund II,
     522 Fifth Avenue,
          New York, New York 10036.

JPMorgan Intermediate Bond Fund,
     522 Fifth Avenue,
          New York, New York 10036.

Ladies and Gentlemen:

          We have acted as counsel to JPMorgan Bond Fund II, a series of Mutual Fund Select Group ("Successor Fund"), and to JPMorgan Intermediate Bond Fund, a separate series of Mutual Fund Select Group ("Acquired Fund"), in connection with the transfer of all of the assets and liabilities of Acquired Fund to Successor Fund in exchange for shares of Successor Fund, followed by the distribution by Acquired Fund to its shareholders of the Successor Fund shares (together, the "Reorganization"), pursuant to the Plan of Reorganization, dated as of October 25, 2002, by Mutual Fund Select Group, on behalf of Successor Fund and Acquired Fund, and JPMorgan Chase Bank (the "Plan"). We render this opinion to you in connection with the registration of the shares of Successor Fund to be issued in connection with the Reorganization. All capitalized terms used and not otherwise defined herein shall have the meanings provided in the Plan.

          For purposes of this opinion, we have reviewed the Plan and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent, the following:

               (i) The Reorganization will be completed in the manner set forth in the Plan and the Combined Prospectus/Proxy Statement of Successor Fund and Acquired Fund (the "Prospectus/Proxy"), which is part of a Registration Statement on Form N-14 filed by Mutual Fund Select Group in connection with the Reorganization (the "Registration Statement").

               (ii) The representations contained in the letters of representation from Successor Fund and Acquired Fund to us both dated March 21, 2003, will be true and complete on the Exchange Date without regard to any qualifications with respect to knowledge, belief or intention that may be set forth therein or elsewhere.

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          On the basis of the foregoing, and our consideration of such other matters of fact and law as we have deemed necessary or appropriate, it is our opinion, under presently applicable U.S. federal income tax law, that:

          (1) The Reorganization will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Successor Fund and Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; and

          (2) No gain or loss will be recognized by Acquired Fund shareholders on the conversion of shares of Acquired Fund into shares of Successor Fund.

          The tax consequences described above may not be applicable to Acquired Fund shareholders who are financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that are otherwise required to use a mark-to-market method of accounting, persons who hold Acquired Fund shares as part of a "straddle," "hedge" or "conversion" transaction, or persons who acquired or acquire shares of Acquired Fund pursuant to the exercise of employee stock options or otherwise as compensation.

          This opinion is limited to the federal income tax laws of the United States and does not purport to discuss the consequences or effectiveness of the Reorganization under any other laws.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Federal Income Tax Considerations" in the Prospectus/Proxy. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,
                                                    /s/ Sullivan & Cromwell LLP